Exhibit 99.1

FOR IMMEDIATE RELEASE

October 8, 2024

The Container Store Group, Inc. Adopts Limited Duration Stockholder Rights Plan

Board of Directors Takes Action to Protect Value for All Stockholders

Coppell, TX – October 8, 2024 – The Container Store Group, Inc. (NYSE: TCS), the nation’s leading specialty retailer offering custom spaces, organizing solutions, and in-home services, today announced that it has adopted a limited duration stockholder rights plan, which is effective immediately and is scheduled to expire on October 7, 2025.

The Company’s Board of Directors (the “Board”) adopted the rights plan in response to the rapid and significant accumulation of the Company’s common stock by a single stockholder and to protect value for all of the Company's stockholders.

The limited-duration rights plan is designed to promote the fair and equal treatment of all stockholders of the Company, ensure that the Board remains in the best position to discharge its fiduciary duties to the Company and its stockholders, guard against any stockholder obtaining undue influence over the Company through open market accumulations and provide all stockholders an opportunity to maximize the value of their investment in the Company.

The rights plan is similar to plans adopted by other publicly traded companies. Under the rights plan, one preferred stock purchase right will be distributed for each share of common stock held by shareholders of record on October 23, 2024. The rights will become exercisable if a person or group acquires 20% (the “Triggering Percentage”) or more of the Company’s common stock (including shares that are synthetically owned pursuant to derivative transactions or ownership of derivative securities). In such event, each right will entitle its holder (other than the person or group triggering the rights plan, whose rights will become void and will not be exercisable) to purchase, at the then-current exercise price, additional shares of the Company’s common stock at a 50% discount. Except as provided in the rights plan, the Board is entitled to redeem the rights at $0.01 per right. The rights will expire on October 7, 2025, subject to the Company’s right to extend such date, unless earlier redeemed or exchanged by the Company or terminated.

Under the rights plan, any person who currently owns more than the Triggering Percentage may continue to own its shares of common stock but may not acquire any additional shares without triggering the rights plan.

The rights plan does not prevent any action that the Board determines to be in the best interest of the Company and its stockholders.

The dividend distribution to establish the new rights plan will be payable to stockholders of record on October 23, 2024. Additional details about the rights plan will be contained in a Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About The Container Store Group, Inc.

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading specialty retailer of organizing solutions, custom spaces, and in-home services – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to transform lives through the power of organization.

Visit www.containerstore.com for more information about products, store locations, services offered and real-life inspiration.

Follow The Container Store on Facebook, X, Instagram, TikTok, YouTube, Pinterest and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the purpose, adoption and objective of the rights plan, our strategic alternatives review process and our goals, strategies, priorities, challenges and initiatives and growth opportunities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks relating to the purpose, adoption and objective of the rights plan, our strategic alternatives review process and our goals, strategies, priorities, challenges and initiatives and growth opportunities and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K on May 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) and our other reports filed with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

ICR, Inc. Farah Soi/Caitlin Churchill

203-682-8200

Farah.Soi@icrinc.com

Caitlin.Churchill@icrinc.com

Media:

ICR, Inc. Phil Denning/Lee Pacchia

332-242-4366

Phil.Denning@icrinc.com

Lee.Pacchia@icrinc.com